SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934





         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 27, 1999




                             UNITED STATIONERS INC.
               (Exact name of Registrant as specified in charter)




         DELAWARE                   0-10653 36-3141189          36-3141189
(State or other jurisdiction      (Commission File Number)   (I.R.S. Employer
     of Incorporation)                                      Identification No.)



         2200 EAST GOLF ROAD                              60016-1267
        DES PLAINES, ILLINOIS                             (Zip Code)
  (Address of principal executive offices)

       Registrant's telephone number, including area code: (847) 699-5000

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ITEM 5.  OTHER EVENTS.

                  Adoption of Stockholder Rights Plan
                  -----------------------------------

                  On July 27, 1999, the Board of Directors of United Stationers Inc. (the "Company") declared a dividend distribution of one Preferred Stock Purchase Right for each outstanding share of Common Stock, par value $.10 per share (the "Common Stock"), of the Company. The distribution is payable as of August 16, 1999 to stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one-thousandth (1/1,000) of a share of preferred stock of the Company, designated as Series A Junior Preferred Stock (the "Preferred Stock") at a price of one hundred dollars ($100) per one-thousandth (1/1,000) of a share ("Exercise Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and BANKBOSTON, N.A., as Rights Agent (the "Rights Agent").

                  Initially the Rights will not be exercisable, certificates will not be sent to stockholders and the Rights automatically will trade with the Common Stock.

                  The Rights, unless earlier redeemed by the Board of Directors, become exercisable upon the close of business on the day (the "Distribution Date") which is the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 15% or more of the outstanding voting stock of the Company (an "Acquiring Person") and (ii) the tenth business day (or such later date as may be determined by the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement or announcement of a person's or group's intention to commence a tender or exchange offer the consummation of which would result in the ownership of 15% or more of the Company's outstanding voting stock (even if no shares are actually purchased pursuant to such offer); prior thereto, the Rights would not be exercisable, would not be represented by a separate certificate, and would not be transferable apart from the Company's Common Stock, but will instead be evidenced, with respect to any of the Common Stock certificates outstanding as of August 16, 1999, by such Common Stock certificate with a copy of this Summary of Rights attached thereto. An Acquiring Person does not include (A) the Company, (B) any subsidiary of the Company, (C) any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, or any trust or other entity organized, appointed, established or holding voting stock for or pursuant to the terms of any such plan, or (D) any person or group of affiliated or associated persons whose ownership of 15% or more of the shares of voting stock of the Company then outstanding results solely from (i) any action or transaction or transactions approved by the Board of Directors before such person or group became an Acquiring Person or (ii) a reduction in the number of issued and outstanding shares of voting stock of the Company pursuant to a transaction or transactions approved by the Board of Directors (provided that any person or group that does not become an Acquiring Person by reason of clause
(i) or (ii) above shall become an Acquiring Person upon

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acquisition of an additional 1% of the Company's voting stock unless such acquisition of additional voting stock will not result in such person or group becoming an Acquiring Person by reason of such clause (i) or (ii)).

                  Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after August 16, 1999 will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of August 16, 1999, with or without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate certificates alone will evidence the Rights from and after the Distribution Date.

                  The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on July 26, 2009, unless earlier redeemed or exchanged by the Company as described below.

                  The Preferred Stock is nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, subordinate to any other series of the Company's preferred stock. The Preferred Stock may not be issued except upon exercise of Rights. Each share of Preferred Stock will be entitled to receive when, as and if declared, a quarterly dividend in an amount equal to the greater of $0.001 per share or 1,000 times the cash dividends declared on the Company's Common Stock. In addition, the holders of the Preferred Stock are entitled to receive 1,000 times any non-cash dividends (other than dividends payable in equity securities) declared on the Common Stock, in like kind. In the event of the liquidation of the Company, the holders of Preferred Stock will be entitled to receive, for each share of Preferred Stock, a payment in an amount equal to the greater of $0.001 or 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. The rights of Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions.

                  The number of shares of Preferred Stock issuable upon exercise of the Rights and Exercise Price of the Rights are subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the Common Stock. The Exercise Price for the Rights also is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of Common Stock.

                  Unless the Rights are earlier redeemed or exchanged, in the event that, after the time that a Person becomes an Acquiring Person, the Company were to be acquired in a merger or other business combination (in which any shares of Common

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Stock are changed into or exchanged for other securities or assets) or more than
50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Exercise Price.

                  In addition, unless the Rights are earlier redeemed or exchanged, in the event that a person or group becomes an Acquiring Person, the Rights Agreement provides that proper provisions will be made so that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of shares of the Preferred Stock having a market value at the time of the transaction equal to two times the Exercise Price (such market value to be determined with reference to the market value of the Company's Common Stock as provided in the Rights Agreement).

                  At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding voting stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, for that number of shares of the Company's Common Stock having a fair market value on the first date such person or group became an Acquiring Person equal to the excess of (i) the value of the shares of Preferred Stock issuable upon the exercise of the Rights in the event of such acquisition over (ii) the exercise price of the Rights, in each case as adjusted.

                  Fractions of shares of Preferred Stock (other than fractions which are integral multiples of one-thousandth of a share) may, at the election of the Company, be evidenced by depositary receipts. The Company may also issue cash in lieu of fractional shares which are not integral multiples of one-thousandth of a share.

                  At any time prior to the time there has been a public announcement that a person has become an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). Immediately upon the effective time of the action of the Board of Directors of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  For as long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such.

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                  Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  As of July 27, 1999, there were 33,963,163 shares of Common Stock outstanding and 37,212,178 shares issued. 68,000 shares of Series A Junior Preferred Stock have been reserved for issuance upon exercise of the Rights.

                  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group who attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board.

                  The form of Rights Agreement between the Company and BANKBOSTON, N.A., as rights agent, specifying the terms of the Rights, which includes as Exhibit A the form of Summary of Rights to purchase Series A Junior Preferred Stock, as Exhibit B the form of Right Certificate and as Exhibit C the form of Certificate of Designations of the Company setting forth the terms of the Preferred Stock are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified by reference to such exhibits.

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               ITEM 7. Financial Statements and Exhibits.

               (c)  Exhibits.

                    4.1 Rights Agreement, dated as of July 27, 1999 between
               United Stationers Inc. and BANKBOSTON, N.A., as Rights Agent. The Rights Agreement includes as Exhibit A the Summary of Rights to purchase Series A Junior Preferred Stock, as Exhibit B the form of Right Certificate and as Exhibit C the form of Certificate of Designations.

                    99.1 Press Release, dated July 27, 1999.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     UNITED STATIONERS INC.
                                                     (Registrant)



Date:  August 5, 1999              By:      /s/ Susan Maloney Meyer
                                      --------------------------------
                                            Susan Maloney Meyer
                                            Vice President, General Counsel and
                                            Secretary

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                                  EXHIBIT INDEX

         Exhibit                            Description
         -------                            -----------

         4.1 Rights Agreement, dated as of July 27, 1999 between United Stationers Inc. and BANKBOSTON, N.A., as Rights Agent. The Rights Agreement includes as Exhibit A the Summary of Rights to purchase Series A Junior Preferred Stock, as Exhibit B the form of Right Certificate and as Exhibit C the form of Certificate of Designations.

         99.1              Press Release, dated July 27, 1999.